Exhibit 10.30

FOURTH AMENDED AND RESTATED SHARE EXCHANGE AGREEMENT

This FOURTH AMENDED AND RESTATED SHARE EXCHANGE AGREEMENT (this “Agreement”), is dated as of June 30, 2017, by and between Axonics Modulation Technologies, Inc., a Delaware corporation, (the “Company”); Biodiscovery 4 FCPR, a fund managed by Edmond de Rothschild Investment Partners (“Biodiscovery”); and Coöperatieve Gilde Healthcare IV U.A. (“Gilde”). Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively, as the “Parties,” and each of Biodiscovery and Gilde are individually referred to herein as an “Investor” and collectively as the Investors.

RECITALS

WHEREAS, the Company, Biodiscovery and certain other investors are parties to a (i) Series A Preferred Stock Purchase Agreement, dated as of March 14, 2014, as amended (the “Series A Purchase Agreement”), (ii) Series B-1 and Series B-2 Preferred Stock Purchase Agreement, dated as of December 4, 2015 (the “Series B Purchase Agreement”), and (iii) Series C Preferred Stock Purchase Agreement, dated as of the date hereof (the “Series C Purchase Agreement”);

WHEREAS, in order to induce the Investors to purchase shares of Series C Preferred Stock of the Company, par value $0.0001 per share (the “Series C Shares”), and invest funds in the Company pursuant to the Series C Purchase Agreement, the Company and the Investors have agreed to a structure whereby each Investor is, concurrently with its entry into this Agreement, investing ten percent (10%) of its investment directly into the Company and ninety percent (90%) of its investment in the Company through Axonics Europe, S.A.S., a French société par actions simplifiée (“FrenchCo”);

WHEREAS, in connection with the Series A Purchase Agreement, Biodiscovery subscribed to an issuance of 4,532,846 ordinary shares (the “FrenchCo A Shares”);

WHEREAS, in connection with the Series B Purchase Agreement, Biodiscovery subscribed to an issuance of 4,084,694 ordinary shares (the “FrenchCo B-1 Shares”) as well as an additional 2,436,670 ordinary shares (the “FrenchCo B-2 Shares”);

WHEREAS, in connection with the Series C Purchase Agreement, Biodiscovery subscribed to a new issuance of 490,677 ordinary shares (the “Biodiscovery FrenchCo C Shares”, and together with the FrenchCo A Shares, FrenchCo B-1 Shares and FrenchCo B-2 Shares, the “Biodiscovery FrenchCo Shares”);

WHEREAS, in connection with the Series C Purchase Agreement, Gilde separately shall subscribe as of the applicable Closing to a new issuance of 1,499,999 ordinary shares, (the “Gilde FrenchCo C Shares”, and together with the Biodiscovery FrenchCo C Shares where the context requires, the “French Co C Shares”);

WHEREAS, pursuant to the Third Amended and Restated Share Exchange Agreement, dated as of April 28, 2017, by and between the Company and Biodiscovery (the “Prior Agreement”), the Company granted Biodiscovery, amongst other things, an option to exchange the FrenchCo A Shares for Series A Preferred Stock of the Company, par value

$0.0001 per share (the “Series A Shares”), an option to exchange the FrenchCo B-1 Shares for Series B-1 Preferred Stock of the Company, par value $0.0001 per share (the “Series B-1 Shares”), an option to exchange the FrenchCo B-2 Shares for Series B-2 Preferred Stock of the Company, par value $0.0001 per share (the “Series B-2 Shares”) and an option to exchange the Biodiscovery FrenchCo C Shares subscribed to by Biodiscovery for Series C Preferred Stock of the Company, par value $0.0001 per share (the “Biodiscovery Series C Shares” and together with the Series A Shares, the Series B-1 Shares and the Biodiscovery Series C Shares, the “Biodiscovery Series Shares”); and

WHEREAS, this Agreement amends and restates the terms of the Prior Agreement to add Gilde as an additional Investor with the option to exchange its FrenchCo C Shares for Series C Preferred Stock of the Company, par value $0.0001 per share (“Gilde Series C Shares”), all as more fully set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Share Exchange.

1.1. Series A Preferred Exchange. Subject to the terms and conditions of this Agreement, Biodiscovery shall have the option (the “Series A Preferred Option”) to contribute and exchange the FrenchCo A Shares, free and clear of all pledges, liens, charges, claims, encumbrances, security interests and other similar rights of other persons or entities (collectively, the “Liens”), in exchange for Series A Shares, free and clear of all Liens (the “Series A Preferred Exchange”). The Investor may exercise the Series A Preferred Option, at any time and in whole or in part in one or more transactions, by delivery of a duly executed ordre de mouvement for the FrenchCo A Shares to the Company at its principal office, accompanied by Biodiscovery’s written statement specifying that it intends to exercise the Series A Preferred Option.

1.2. Series B-1 Preferred Exchange. Subject to the terms and conditions of this Agreement, Biodiscovery shall have the option (the “Series B-1 Preferred Option”) to contribute and exchange the FrenchCo B-1 Shares, free and clear of all Liens, in exchange for Series B-1 Shares, free and clear of all Liens (the “Series B-1 Preferred Exchange”). The Investor may exercise the Series B-1 Preferred Option, at any time and in whole or in part in one or more transactions, by delivery of a duly executed ordre de mouvement for the FrenchCo B-1 Shares to the Company at its principal office, accompanied by Biodiscovery’s written statement specifying that it intends to exercise the Series B-1 Preferred Option.

1.3. Series B-2 Preferred Exchange. Subject to the terms and conditions of this Agreement, Biodiscovery shall have the option (the “Series B-2 Preferred Option”) to contribute and exchange the FrenchCo B-2 Shares, free and clear of all Liens, in exchange for Series B-2 Shares, free and clear of all Liens (the “Series B-2 Preferred Exchange”). The Investor may exercise the Series B-2 Preferred Option, at any time and in whole or in part in one or more transactions, by delivery of a duly executed ordre de mouvement for the

FrenchCo B-2 Shares to the Company at its principal office, accompanied by Biodiscovery’s written statement specifying that it intends to exercise the Series B-2 Preferred Option.

1.4. Series C Preferred Exchange—Biodiscovery. Subject to the terms and conditions of this Agreement, Biodiscovery shall have the option (a “Series C Preferred Option” and together with the Series A Preferred Option, the Series B-1 Preferred Option, and the Series B-2 Preferred Option, an “Option”) to contribute and exchange the Biodiscovery FrenchCo C Shares, free and clear of all Liens, in exchange for Series C Shares, free and clear of all Liens (a “Series C Preferred Exchange”). Biodiscovery may exercise its Series C Preferred Option, at any time and in whole or in part in one or more transactions, by delivery of a duly executed ordre de mouvement for the Biodiscovery FrenchCo C Shares to the Company at its principal office, accompanied by the Biodiscovery’s written statement specifying that it intends to exercise its Series C Preferred Option. Notwithstanding any contrary provision of this Agreement or any other agreement between the parties, Biodiscovery shall have the right and option to unilaterally exercise its Series C Preferred Option at any time and in its sole discretion without reference to any exercise or other act or omission of Gilde.

1.5. Series C Preferred Exchange—Gilde. Subject to the terms and conditions of this Agreement, Gilde shall have the option (a “Series C Preferred Option” or “Option”) to contribute and exchange the Gilde FrenchCo C Shares, free and clear of all Liens, in exchange for Series C Shares, free and clear of all Liens (also a “Series C Preferred Exchange”). Gilde may exercise its Series C Preferred Option, at any time and in whole or in part in one or more transactions, by delivery of a duly executed ordre de mouvement for the Gilde FrenchCo C Shares to the Company at its principal office, accompanied by the Investor’s written statement specifying that it intends to exercise its Series C Preferred Option and the number of Gilde FrenchCo C Shares subject to such exercise. Notwithstanding any contrary provision of this Agreement or any other agreement between the parties, Gilde shall have the right and option to unilaterally exercise its Series C Preferred Option at any time and in its sole discretion without reference to any exercise or other act or omission of Biodiscovery.

1.6. Preferred Exchange Ratio.

1.6.1. FrenchCo A Shares. Upon the exercise of the Series A Preferred Option in whole or in part, Biodiscovery shall be entitled to receive, for each FrenchCo A Share, such amount of Series A Shares equal to (i) the per share subscription price by Biodiscovery for the FrenchCo A Shares (the “FrenchCo A Share Subscription Price”) at the First Initial Closing (as defined in the Series A Purchase Agreement) divided by (ii) the per share purchase price of the Series A Shares at the First Initial Closing, which shall be $20.00 per share (the “Series A Preferred Exchange Ratio”), subject to adjustments as provided in Section 1.8. The Series A Preferred Option may only be exercised with respect to a whole number of Series A Shares. No fractional shares shall be issuable upon exercise of the Series A Preferred Option, and if the number of Series A Shares to be issued in accordance with the Series A Preferred Exchange Ratio is other than a whole number, the Company shall pay to Biodiscovery an amount in cash equal to the fair market value of the resulting fractional share on the exercise date. It is hereby agreed that the FrenchCo A Share Subscription Price, in United States dollars, is $1.37 per €1 and shall not vary based upon currency exchange rates in effect after the date hereof. For the avoidance of doubt, it is specified that if the Series A

Preferred Option were exercised immediately following the First Initial Closing, Biodiscovery would receive, in accordance with the Series A Preferred Exchange Ratio, 310,500 Series A Shares.

1.6.2. FrenchCo B-1 Shares. Upon the exercise of the Series B-1 Preferred Option in whole or in part, Biodiscovery shall be entitled to receive, for each FrenchCo B-1 Share, such amount of Series B-1 Shares equal to (i) the per share subscription price by Biodiscovery for the FrenchCo B-1 Shares (the “FrenchCo B-1 Share Subscription Price”) at the Initial Closing (as defined in the Series B Purchase Agreement) divided by (ii) the per share purchase price of the Series B-1 Shares at the Initial Closing, which shall be $7.20 per share (the “Series B-1 Preferred Exchange Ratio”), subject to adjustments as provided in Section 1.8. The Series B-1 Preferred Option may only be exercised with respect to a whole number of Series B-1 Shares. No fractional shares shall be issuable upon exercise of the Series B-1 Preferred Option, and if the number of Series B-1 Shares to be issued in accordance with the Series B-1 Preferred Exchange Ratio is other than a whole number, the Company shall pay to Biodiscovery an amount in cash equal to the fair market value of the resulting fractional share on the exercise date. It is hereby agreed that the FrenchCo B-1 Share Subscription Price, in United States dollars, is $1.06 per €1 and shall not vary based upon currency exchange rates in effect after the date hereof. For the avoidance of doubt, it is specified that if the Series B-1 Preferred Option were exercised immediately following the Initial Closing, Biodiscovery would receive, in accordance with the Series B-1 Preferred Exchange Ratio, 604,560 Series B-1 Shares.

1.6.3. FrenchCo B-2 Shares. Upon the exercise of the Series B-2 Preferred Option in whole or in part, Biodiscovery shall be entitled to receive, for each FrenchCo B-2 Share, such amount of Series B-2 Shares equal to (i) the per share subscription price by Biodiscovery for the FrenchCo B-2 Shares (the “FrenchCo B-2 Share Subscription Price”) at the applicable Closing (as defined in the Series B Purchase Agreement) divided by (ii) the per share purchase price of the Series B-2 Shares at the applicable Closing, which shall be $8.00 per share (the “Series B-2 Preferred Exchange Ratio”), subject to adjustments as provided in Section 1.8. The Series B-2 Preferred Option may only be exercised with respect to a whole number of Series B-2 Shares. No fractional shares shall be issuable upon exercise of the Series B-2 Preferred Option, and if the number of Series B-2 Shares to be issued in accordance with the Series B-2 Preferred Exchange Ratio is other than a whole number, the Company shall pay to Biodiscovery an amount in cash equal to the fair market value of the resulting fractional share on the exercise date. It is hereby agreed that the FrenchCo B-2 Share Subscription Price, in United States dollars, is $1.06 per €1 and shall not vary based upon currency exchange rates in effect after the date hereof. For the avoidance of doubt, it is specified that if the Series B-2 Preferred Option were exercised immediately following the applicable Closing, Biodiscovery would receive, in accordance with the Series B-2 Preferred Exchange Ratio, 323,437 Series B-2 Shares.

1.6.4. Biodiscovery FrenchCo C Shares. Upon the exercise of its Series C Preferred Option in whole or in part, Biodiscovery shall be entitled to receive, for each Biodiscovery FrenchCo C Share, such amount of Series C Shares equal to (i) the per share subscription price by Biodiscovery for the FrenchCo C Shares (the “Biodiscovery FrenchCo C Share Subscription Price”) at the applicable Closing (as defined in the Series C Purchase Agreement) divided by (ii) the per share purchase price of the Series C Shares at the applicable Closing, which shall be $9.00 per share (the “Biodiscovery Series C Preferred

Exchange Ratio” and together with the Series A Preferred Exchange Ratio, the Series B-1 Preferred Exchange Ratio, and the Series B-2 Preferred Exchange Ratio, the “Biodiscovery Exchange Ratios”), subject to adjustments as provided in Section 1.8. The Series C Preferred Option may only be exercised with respect to a whole number of Series C Shares. No fractional shares shall be issuable upon exercise of the Biodiscovery Series C Preferred Option, and if the number of Series C Shares to be issued in accordance with the Biodiscovery Series C Preferred Exchange Ratio is other than a whole number, the Company shall pay to Biodiscovery an amount in cash equal to the fair market value of the resulting fractional share on the exercise date. It is hereby agreed that the Biodiscovery FrenchCo C Share Subscription Price, in United States dollars, is $1.07 per €1 and shall not vary based upon currency exchange rates in effect after the date hereof. For the avoidance of doubt, it is specified that if the Biodiscovery Series C Preferred Option were exercised immediately following the applicable Closing, Biodiscovery would receive, in accordance with the Series C Preferred Exchange Ratio, 490,677 Series C Shares.

1.6.5. Gilde FrenchCo C Shares. Upon the exercise of its Series C Preferred Option in whole or in part, Gilde shall be entitled to receive, for each Gilde FrenchCo C Share subject to such exercise, such amount of Series C Shares equal to (i) the per share subscription price by Gilde for the FrenchCo C Shares (the “Gilde FrenchCo C Share Subscription Price”) at the applicable Closing (as defined in the Series C Purchase Agreement) divided by (ii) the per share purchase price of the Series C Shares at the applicable Closing, which shall be $9.00 per share (the “Gilde Series C Preferred Exchange Ratio”), subject to adjustments as provided in Section 1.8. The Series C Preferred Option may only be exercised with respect to a whole number of Series C Shares. No fractional shares shall be issuable upon exercise of the Gilde Series C Preferred Option, and if the number of Series C Shares to be issued in accordance with the Gilde Series C Preferred Exchange Ratio is other than a whole number, the Company shall pay to Gilde an amount in cash equal to the fair market value of the resulting fractional share on the exercise date. It is hereby agreed that the Gilde FrenchCo C Share Subscription Price, in United States dollars, is $1.12 per €1 as of the date of this Agreement and shall not vary based upon currency exchange rates in effect after the date hereof. For the avoidance of doubt, it is specified that if the Gilde Series C Preferred Option were exercised as of the date of this Agreement, Gilde would receive, in accordance with the Gilde Series C Preferred Exchange Ratio, 1,499,999 Series C Shares.

1.7. Certificates. Upon the exercise of an Option by an Investor, the Company shall deliver to the Investor within five (5) business days a stock certificate or certificates representing the Securities (as defined below) issued to the Investor in connection with the exercise of an Option, together with cash, in lieu of any fraction of a Series A Share, Series B-1 Share, Series B-2 Share, or Series C Share, as applicable.

1.8. Adjustments. The number and series of the Biodiscovery Series Shares and the Gilde Series C Preferred Shares issuable upon exercise of the Options (the “Securities”) and the Exchange Ratios shall be subject to adjustment from time to time upon the happening of certain events, as follows; provided, that if more than one subsection of this Section 1.8 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 1.8 so as to result in duplication:

1.8.1. Dividends, Distributions, Stock Splits or Combinations. If the Company shall at any time or from time to time after the date hereof (a) make or issue, or fix a record date for the determination of holders of the securities entitled to receive, a dividend or other distribution payable in additional shares of securities, evidence of indebtedness, assets, cash, rights or warrants, (b) subdivide its outstanding securities into a larger number of securities or (c) combine its outstanding securities into a smaller number of the securities, then and in each such event the Exchange Ratios then in effect and the number of the Securities issuable upon exercise of the applicable Option or Options shall be appropriately adjusted to preserve the Exchange Ratios set forth in Section 1.6 hereof.

1.8.2. Merger, Reclassification or Reorganization. If securities of the Company shall be changed into the same or different number of securities of the Company, whether by capital reorganization, recapitalization, reclassification, consolidation, merger or otherwise (other than a subdivision or combination of shares or stock dividend provided for in Section 1.8.1 above, or pursuant to a Liquidation (as defined in the Fourth Amended and Restated Certificate of Incorporation of the Company, as amended from time to time (the “Charter”)), then and in each such event the applicable Investor shall be entitled to receive upon the exercise of its Option or Options the kind and amount of Securities and property receivable upon such reorganization, recapitalization, reclassification, consolidation, merger or other change to which a holder of the number of the Securities issuable upon the exercise of its Option or Options would have received if such Option or Options had been exercised immediately prior to such reorganization, reclassification or other change, all subject to further adjustment as provided herein.

1.8.3. Notice of Adjustments and Record Dates. The Company shall promptly notify the applicable Investor in writing of each adjustment or readjustment of the Exchange Ratios and the number of shares of the Securities issuable upon the exercise of the Options. Such notice shall state the adjustment or readjustment and show in reasonable detail the facts on which that adjustment or readjustment is based. In the event of any taking by the Company of a record of the holders of the Securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall notify the Investor in writing of such record date at least ten (10) days prior to the date specified therein.

1.8.4. Other Events. For so long as the applicable Investor or its affiliate(s) hold an Option or any portion thereof, if any event occurs as to which the provisions of this Section 1.8 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the board of directors of the Company (the “Board of Directors”), fairly and adequately protect the Exchange Ratios of the respective Options in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors, to protect such Exchange Ratios. The Exchange Ratios or the number of the Securities into which the respective Options are exercisable shall not be adjusted in the event of a change in the par value of any securities or a change in the jurisdiction of incorporation of the Company.

1.8.5. No Impairment. The Company will not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution,

issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of the Options and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Investor.

1.9. Automatic Exercise Upon Liquidation or IPO. Upon a Liquidation or a sale of the Company’s Common Stock or other securities in the Company’s first underwritten public offering pursuant to an effective registration statement under the Securities Act (as defined below) (an “IPO”), the Series A Preferred Option, the Series B-1 Preferred Option, the Series B-2 Preferred Option, and the Biodiscovery Series C Preferred Option and the Gilde Series C Preferred Option respectively shall automatically be deemed to be exercised in full and exchanged by the applicable Investor for the Securities in the manner set forth in this Section 1, without any further action on behalf of such Investor, immediately prior to the closing of such Liquidation or IPO. The Company agrees to provide written notice to each Investor at least five (5) days prior to the occurrence of the Liquidation or IPO. The aggregate number of Series A Shares, Series B-1 Shares, Series B-2 Shares, and Series C Shares to be so issued to the applicable Investor respectively upon the automatic exercise of the Series A Preferred Option, the Series B-1 Preferred Option, Series B-2 Preferred Option, and Biodiscovery Series C Preferred Option and the Gilde Series C Preferred Option under this Section 1.9 shall be equal to the number of Series A Shares, Series B-1 Shares, Series B-2 Shares, and Series C Shares the applicable Investor would have held if it had invested all of its commitment initially in the Company, respectively.

2. Securities Laws. None of the Biodiscovery Series Shares or the Gilde Series C Shares or the FrenchCo Shares have been registered under the Securities Act of 1933, as amended (“Securities Act”), or any state securities laws (“Blue Sky Laws”). They have been acquired for investment purposes and not with a view to distribution or resale and may not be sold or otherwise transferred without (i) an effective registration statement for such securities under the Securities Act and such applicable Blue Sky Laws, or (ii) an opinion of counsel, which shall be reasonably satisfactory to the issuer and its counsel, that registration is not required under the Securities Act or under any applicable Blue Sky Laws. The certificates representing such securities shall bear, in addition to any other legend required by applicable law, all of the same legends as applicable to the Securities issued pursuant to the Series A Purchase Agreement, the Series B Purchase Agreement, and the Series C Purchase Agreement.

3. Representations and Warranties.

3.1. Representations and Warranties of each Investor. Each Investor hereby represents and warrants to the Company, severally but not jointly, as follows as of the date hereof:

3.1.1. Organization; Power and Authority. The Investor is duly organized, validly existing and in good standing under the laws of France (in the case of Biodiscovery) and the Netherlands (in the case of Gilde), and has all requisite power and authority to own, lease, and operate its property and assets, and carry on its business as it is now being conducted.

3.1.2. Due Execution; Effect of Agreement. The Investor has the requisite power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Investor and constitutes the legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

3.1.3. Consents.

(a) The execution, delivery and performance of this Agreement by the Investor and the consummation of the transactions contemplated hereby by the Investor and the compliance by the Investor with the provisions hereof and thereof, will not, with or without the giving of notice or the passage of time (or both), (i) constitute a violation of the organizational documents of the Investor, (ii) conflict with, result in the breach of, constitute a default under, or give rise to a right of acceleration or termination under any material agreement, lease, mortgage, note, bond, indenture, or other instrument or undertaking, oral or written, to which the Investor is a party or by which the Investor’s properties or assets are or may be bound, (iii) constitute a violation of any governmental law, ordinance, rule or regulation or violate any term or provision of any order, writ, judgment, injunction or decree of any court, governmental authority, commission, board, bureau, agency, instrumentality or arbitrator, applicable or relating to the Investor’s business or (iv) terminate or adversely affect any transferable governmental permit, license or authorization used or required by the Investor for the operation of its business as currently conducted.

(b) No consent, approval or authorization of, exemption by, or filing with, any governmental or regulatory authority or any third party is required in connection with the execution, delivery and performance by the Investor of this Agreement, except for consents, approvals, authorizations, exemptions and filings, if any, which have been obtained.

3.1.4. Compliance with Applicable Laws; Litigation. The Investor is not engaging in any activity or omitting to take any action as a result of which the Investor is in violation of any law, rule, regulation, ordinance, statute, order, injunction or decree, or any other requirement of any court or governmental or administrative body or agency, applicable to the Investor’s business. The Investor is not subject to any pending or threatened litigation.

3.1.5. Full Disclosure. None of the information supplied by the Investor herein contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or necessary in order to make the statements herein, in light of the circumstances under which they are made, not misleading.

4. Certain Additional Covenants and Agreements.

4.1. Reservation of Sufficient Securities. The Company covenants and agrees that all Securities will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, free from all Liens. The Company shall at all times reserve and keep available for issuance upon the exercise of the Series A Preferred Option, Series B-1 Preferred Option, Series B-2 Preferred Option and Series C Preferred Option, such number of authorized but unissued Series A Shares, Series B-1 Shares, Series B-2 Shares, and Series C Shares, respectively, as will be sufficient to permit the exercise in full of each such Option of each Investor.

4.2. Costs and Expenses. The Company and the Investor will each respectively pay all its own expenses incurred in connection with this Agreement and the transactions contemplated hereby. In addition, the Investor shall bear the cost of any transfer taxes (droits d’enregistrement) due under the laws of France upon exercise of each Option, if and when applicable.

5. Miscellaneous.

5.1. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given: (i) upon personal delivery to the Party being notified, (ii) when sent by confirmed electronic mail if sent during normal business hours of the receiving Party; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery with written verification of receipt. All communications shall be sent to the respective Parties at the addresses set forth on each respective Party’s signature page hereto.

5.2. Successors and Assigns. This Agreement shall bind and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. No Party shall assign its rights or obligations under this Agreement to any third party without the prior written consent of the other Parties, which consent shall not be unreasonably withheld.

5.3. Governing Law. This Agreement shall be governed by, interpreted under and construed and enforced in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

5.4. Entire Agreement. This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto.

5.5. Amendment. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by each of the Investors and the Company.

5.6. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investor and the Company shall be entitled to specific performance under this Agreement. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.7. Severability. In the event that any provision of this Agreement is determined to be invalid, illegal or unenforceable in any respect and for any reason, the validity, legality and enforceability of any such provision in every other respect, and the remaining provisions of this Agreement shall not, at the election of the Party for whose benefit the provision exists, in any way be impaired.

5.8. Counterparts. This Agreement may be executed in two or more counterparts, and by facsimile or other electronic transmission, each of which when so executed and delivered shall be deemed an original, but all of which taken together shall constitute but one and the same original.

5.9. No Third Party Beneficiaries. The agreements included herein, and otherwise made between the Parties hereto as part of this transaction, are solely the obligation of, and for the benefit of, the Parties hereto, and there shall be no third party beneficiary of any of the warranties, representations or covenants made in this Agreement or any of the other agreement between the Parties hereto as part of this transaction.

5.10. Prior Agreement. Upon the execution hereof by the Company and the Investor, this Agreement shall amend, restate and supersede the Prior Agreement, such that the Prior Agreement shall be of no further force or effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Share Exchange Agreement as of the day and year first above written.

BIODISCOVERY 4 FCPR

By: Edmond de Rothschild Investment Partners, its manager

By:	/s/ Raphael Wisniewski
Name: Raphael Wisniewski
Title: Partner

Address:

47 rue du Faubourg Saint- Honore 75401 Paris Cedex 08
France

AXONICS MODULATION TECHNOLOGIES, INC.

By:	/s/ Raymond Cohen
Name: Raymond Cohen
Title: Chief Executive

Address:

7575 Irvine Center Drive
Irvine, California 92618 USA

COÖPERATIEVE GILDE HEALTHCARE IV U.A.

By:	/s/ Marc Olivier Perret	/s/ Pieter van der Meer
Name:	Marc Olivier Perret	Pieter van der Meer
Title:	Managing Partner	Managing Partner

Address:

Newtonlaan 91 3508AB – Utrecht
The Netherlands

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHARE EXCHANGE AGREEMENT